1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/apartment

October 6, 2010

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Dear Grubb & Ellis Apartment REIT Stockholder:

I’m writing to share some very exciting news regarding Grubb & Ellis Apartment REIT, Inc.

In late August we signed agreements with affiliates of MR Holdings, LLC totaling approximately $182 million to acquire nine multifamily properties in North Carolina, Tennessee and Texas, as well as certain assets and liabilities of Mission Residential Management, LLC, an affiliated property management company of MR Holdings. On September 30th, we completed the acquisition of the first of these nine properties, Mission Rock Ridge Apartments in Arlington, Texas. Each of the additional eight properties currently under contract will be acquired individually, but once completed these acquisitions will add 2,450 apartment units to the present portfolio of 3,973 units owned by Grubb & Ellis Apartment REIT.

While the total size of the proposed acquisitions is very large relative to the present size of our company, we have structured the transaction to use cash-on-hand combined with some new debt, the assumption of existing debt and the issuance of limited partnership interests in our operating partnership.

The enclosed article from Multi-Housing News magazine provides a brief summary of the deal, as well as information pertaining to the apartment sector in general.

Simply stated, the proposed acquisitions fundamentally transform and strengthen Grubb & Ellis Apartment REIT, and we believe they will create significant value for our stockholders. We will enjoy greater economies of scale, REIT equity will increase by approximately 18 percent, and the transactions will be immediately accretive to our bottom line earnings, increasing funds from operations and coverage of our investor dividend.

We also believe that the addition of Mission Residential Management, which is the property manager of 41 apartment communities totaling approximately 12,000 units in Georgia, Texas, North Carolina, Tennessee, Utah and Florida, will provide significant benefits to Grubb & Ellis Apartment REIT. It will immediately provide property management fee income to the REIT, allow us to manage our own portfolio, and adds nearly 300 experienced professionals to assist us in administering our expanding property portfolio.

In addition to Mission Rock Ridge and the other eight properties under contract, we also intend to seek the consent of the respective tenant-in-common owners of six multifamily communities managed by Mission Residential in North Carolina and Texas to acquire these properties. Should we reach agreements to acquire these six properties and successfully complete the acquisition of the remaining eight properties currently under contract, Grubb & Ellis Apartment REIT will grow from 15 multifamily properties totaling 3,973 apartment units valued at approximately $378 million to 29 properties totaling 7,933 apartment units valued at approximately $640.6 million, based on purchase price.

As I stated earlier, this is tremendous news for Grubb & Ellis Apartment REIT and a huge step forward in our growth and evolution. I couldn’t be more pleased to share this news with you, and will continue to update you as we move forward with these acquisitions. In the meantime, please feel free to contact our Investors Services department at 877-888-7348, option two, should you have any questions or comments.

Kind regards,

Jay Olander
Chairman and Chief Executive Officer

Enclosure

*  *  *

Forward-Looking Statements
This letter contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the proposed acquisition of the eight additional multifamily properties owned by MR Holdings, LLC, the asset purchase of Mission Residential Management, LLC and the proposed acquisition of six multifamily properties owned by tenant-in-common owners; the added value of the acquisition of Mission Rock Ridge Apartments and the additional proposed acquisitions to our company; whether the proposed transactions will be immediately accretive to our bottom line earnings and whether the proposed acquisitions will fundamentally transform and strengthen our company and create significant value for our stockholders. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of the Mission Rock Ridge Apartments and eight additional multifamily properties owned by MR Holdings, LLC, Mission Residential Management, LLC and the six multifamily properties owned by tenant-in-common owners; the successful occupancy of the 14 properties; the success of multifamily properties in their respective states and geographic regions; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual events in the future to differ from the forward-looking statements contained in this report relating to the proposed transactions described in the letter include, but are not limited to:

•	material adverse changes in the business or assets of MR Holdings, Mission Residential Management or their properties;

•	material adverse changes in the business, assets or financial condition of the Company that prevent the Company from being able to close the proposed transactions;

•	inability of the parties to obtain all consents and approvals that are required to complete the proposed transactions, including lender consents and regulatory approvals;

•	legal or regulatory proceedings that prevent the parties from being able to complete the proposed transactions; or

•	the Company’s inability to raise sufficient funds to close the transactions.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

Attached News Article

[Multi-Housing News Logo]

Multi-Housing News September 2010

Grubb & Ellis Apartment REIT to Undergo Growth Spurt with $182.4M
Acquisition Deal

By Barbra Murray, Contributing Writer

Santa Ana, Calif.–Grubb & Ellis Apartment REIT Inc. is on track to increase its portfolio by over two-thirds and bring a new management business into the fold in one fell swoop. The Santa Ana, Calif.-based company has just entered into definitive agreements to purchase nine apartment properties totaling 2,676 units in three southern states, as well as Mission Residential Management L.L.C. from affiliates of MR Holdings L.L.C. for a total of $182 million.

Presently, Grubb & Ellis Apartment REIT has a portfolio consisting of 3,747 residential units at 14 properties valued at approximately $358 million. Of the nine apartment properties under contract for purchase, five are located in Texas. The Lone Star State group consists of the 364-unit Mission Tanglewood and the 298-unit Mission Barton Creek in Austin; the 258-unit Mission Mayfield Downs in Grand Prairie; the 226-unit Mission Rock Ridge in Richardson; and the 194-unit Mission Preston Wood in Richardson. The REIT will also get its hands on two Tennessee properties–the 380-unit Mission Brentwood in Brentwood and the 360-unit Mission Briley Parkway in Nashville. The final two apartment communities in the portfolio are located in North Carolina; Mission Capital Crossing features 356 residences in Raleigh and Mission Battleground Park offers 240 units in Greensboro.

Grubb & Ellis will pay for the portfolio with cash, debt and limited partnership interests in the REIT’s operating partnership. Mission Residential Management will cost Grubb & Ellis an additional $5.5 million in the form of a cash payment and the assumption of certain liabilities. The property management entity oversees a group of 41 communities in Georgia, Texas, North Carolina, Tennessee, Utah and Florida. The assets account for an aggregate 12,000 residential units, including the 2,676 units that the REIT will soon acquire.

The national apartment market is in recovery mode. “We took the first hit in the commercial real estate sectors and we are the first to come out of the trough,” Gus Remppies, president and chief investment officer of Grubb & Ellis Apartment REIT, tells MHN. “The multifamily sector is probably in as good a position as we’ve been in a long time.” For multifamily, the hit came early on with the country’s massive job losses, which forced many renters to consolidate households and prevented some would be renters from forming new households. “Now we’re starting to see people rent again,” he notes. “Our portfolio is currently 95 to 96 percent occupied and that is the first time in five or six quarters that we’re up, and we are starting to see rental growth for the first time in a long time.”

Grubb & Ellis Apartment REIT experienced the inescapable decline in occupancy levels, but, having hit a low point of approximately 91 percent, the company did not suffer the shockingly high vacancy rates seen in, say, the office and retail sectors. And as for the future, the REIT anticipates consistent improvement. “Nothing new is getting built in our markets and more homeowners are coming back, and the trend is going to continue,” Remppies says. “Over the next three to four years, youngsters will be coming out of school and probably won’t be in a position to purchase a house. So between the lack of new product and the downturn in the single-family housing market, we are very bullish on operations on the multifamily side.”